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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement on (Form S-8) pertaining to the Arena Pharmaceuticals, Inc. 2002 Equity Compensation Plan, of our report dated January 11, 2002, with respect to the consolidated financial statements of Arena Pharmaceuticals, Inc. included in its Annual Report on (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                      /s/ ERNST & YOUNG LLP

San Diego, California
April 15, 2002

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS